AMENDED AND RESTATED TAX SHARING AGREEMENT


         THIS Agreement is made and entered into this 7th day of February, 1996, by and among NRE Holdings, Inc., a Delaware corporation (the "Company"), National Restaurant Enterprises, Inc. (the "Enterprises"), AmeriKing Virginia Corporation I ("AVCI"), AmeriKing Cincinnati Corporation I ("ACCI"), AmeriKing Colorado Corporation I ("Colorado"), and AmeriKing Tennessee Corporation I ("ATCI, together with Enterprises, ACCI, AVCI, and Colorado, the "Subsidiaries").


                                  WITNESSETH:


         WHEREAS, the Company and Enterprises are parties to a Tax Sharing Agreement, dated as of August 31, 1994 (the "Existing Tax Sharing Agreement");

         WHEREAS, the Company directly owns the stock of the Subsidiaries which represents 100 percent of the vote and value of the Subsidiaries and may, therefore, continue to include the income and expense of the Subsidiaries in the Company's consolidated federal income tax returns;

         WHEREAS, the parties hereto continue to desire to consolidate such returns upon the terms and conditions herein set forth;

         WHEREAS, concurrent with the date hereof, the Company and Enterprises are entering into a Second Amended and Restated Revolving Credit and Term Loan Agreement with The First National Bank of Boston and the other lending institutions listed on Schedule 1 thereto, with The First National Bank of Boston acting as agent for itself and such other lending institutions (the "Credit Agreement"); and

         WHEREAS, as a condition to the closing of the Credit Agreement, the Company and the Subsidiaries are required to amend and restate the Existing Tax Sharing Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the parties hereto agree that, from and after the date hereof, the Existing Tax








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Sharing Agreement be, and hereby is, amended and restated in its entirety to read as provided as follows:



1. Filing and Preparation of Future Returns. The Subsidiaries agree to consent to joining with the Company (the Company and any other corporation that is a member of an affiliated group (within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code"), of which the Company is the common parent being herein referred to as the "Group") in the filing of the consolidated federal income tax returns for any taxable year for which a consolidated return can be filed and each taxable year thereafter, in accordance with applicable income tax laws and regulations. The Company agrees that it will prepare and file in a timely manner all federal income tax returns required to be filed on behalf of the Company and its consolidated Subsidiaries and will pay the taxes shown to be due thereon.

         2.  Estimated Tax Payments: Tax Benefit Reimbursements.

         (a) On or before the 10th business day prior to the due date of any estimated tax payment on account of the consolidated tax liability of the Group for a taxable year, the Subsidiaries shall pay to the Company an amount equal to such Subsidiary's separate return tax liability as defined in Treasury Regulations ss. 1.1552-1(a)(2)(ii) (the "Separate Return Tax Liability") multiplied by a fraction the numerator of which equals one and the denominator of which equals the total number of estimated tax payments to be made on account of the consolidated tax liability of the Group for such taxable year. If the estimated tax payment of the Group is based upon the prior taxable year's consolidated tax liability, the Subsidiary's payment under this Paragraph 2(a) shall be determined by using its Separate Return Tax Liability for such prior year, and if such estimated tax payment is based upon the current year's tax liability, the Subsidiary's payment under this Paragraph 2(a) shall be determined by using its estimated separate return tax liability for such current year.

         (b) In the event that the sum of any estimated payments made by the Subsidiaries in a taxable year under Paragraph 2(a) exceeds a Subsidiary's final Separate Return Tax Liability for such taxable year, the Company shall pay to the Subsidiary the amount of such excess on or before 15 business days after the date the consolidated federal income tax return of the Group is filed for such taxable year. In the event that the final Separate Return Tax Liability of a Subsidiary for a taxable year exceeds the sum of any payments based on estimated amounts made by the Subsidiary under Paragraph 2(a) for such taxable year, the Subsidiary shall pay such excess to the Company on or before the date 15 business days prior to the due date for the filing of the consolidated federal income tax return to which such excess relates.

         (c) In addition to any amounts which may be payable by the Company to a Subsidiary under Paragraph 2(b), the Company shall also reimburse the Subsidiary for the amount by which the Group's income taxes are reduced in any taxable year as a result of the consolidation of the



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Subsidiary in the Group's income tax return, such reimbursement to be made on or before 15 business days after the date of the filing of the Group's consolidated federal income tax return for such taxable year. Any loss or credit utilized by the Group pursuant to this Paragraph 2(c) shall not be available for purposes of calculating the Separate Return Tax Liability of a member.

         In the event the computation of a Subsidiary's income tax liability under Paragraph 2(a) above shall reflect that the Subsidiary incurred a loss for any year that is not utilized by the Group, and that the Subsidiary would have been due a Federal income tax refund as a result of certain loss carryback provisions of the Code or any other provisions of the Code, then the Company shall pay to the Subsidiary an amount equal to the actual income tax refund attributable to the Subsidiary within 15 business days after the date received by the Company.

         (d) Notwithstanding anything in this Agreement, the 1986, or regulations promulgated thereunder to the contrary, the Company shall determine the order in which losses incurred by the Subsidiary reduce the Group's income taxes for purposes of Paragraph 2(c) hereof. The losses of the Subsidiary that do not reduce the taxable income of the Group shall be carried forward and the Subsidiary shall be reimbursed for such losses pursuant to Paragraph 2(c) for the taxable year in which such Losses result in a reduction of the Group's income taxes.

         (e) Any payments or reimbursements hereunder shall be computed by the independent public accountants of the Company, in accordance with generally accepted accounting principles and applicable tax laws, rules and regulations.

         3. Adjustments to Liability. The Company and the Subsidiaries agree that in the event there should be any factual circumstance, or any application, either retroactively or prospectively, of any federal income tax laws or revision of the federal income tax laws, which results in a redetermination of the Separate Return Tax Liability of the Subsidiary, the payment under Paragraph 2 shall be adjusted to account for such redeterminations. It is intended that the adjustment referred to in this paragraph shall relate to those items which are given recognition in the Group's consolidated tax returns or are approved or adjusted by the Internal Revenue Service in their audit of said returns, and which therefore have been recognized or given effect by the computation of the consolidated income tax of the Group and the income tax computed on the separate return basis of each Subsidiary. All payments made pursuant to this paragraph shall be made on or before 15 business days after the date of the final "determination" within the meaning of Section 1313(a) of the Code, that gives rise to such adjustment.

         4. Other Taxes. In the event there shall be imposed on either the Company or the Subsidiaries any foreign, federal, state or local tax to which principles of consolidated taxation may be applied and practical, each of the Company and the Subsidiaries agree that this Agreement shall also be applicable with respect to such taxes. For purposes of this Agreement, the term taxes shall include, but is not limited to, all net income, capital gains, gross income, gross receipts, sales, use, transfer, franchise, profits, license, capital, payroll, excise, value added or other taxes and any related interest or governmental charge.



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         5. Additional Subsidiaries. If at any time after the date upon which this Agreement is executed, any party to this Agreement acquires or creates one or more subsidiary corporations that are includible corporations of the Group, either the Company or the Subsidiaries shall cause such subsidiary corporation to be subject to this Agreement and all references to either Group or a Subsidiaries herein shall thereafter be interpreted to refer to the Company, the Subsidiaries and such subsidiary or subsidiaries, or to the Subsidiaries and such subsidiary or subsidiaries, respectfully. The parties hereto agree that this Agreement shall only govern the allocation of income taxes among the Company and the Subsidiaries for each taxable year, or portions thereof, in which the Subsidiaries are included in a consolidated income tax return filed by the Company and that neither party to this Agreement shall have any rights or obligations under this Agreement to the other party to this Agreement subsequent to such party's disaffiliation from the Group, as defined in the Code.

         6. Successors and Assigns. This Agreement shall be binding on and inure to the benefit of any successor, by merger, acquisition of assets or otherwise, to either of the parties hereto (including but not limited to any successor of the Company or the Subsidiaries succeeding to the tax attributes of each under Section 381 of the Code), to the same extent as if such successor had been an original party to this Agreement.

         7. Termination. This Agreement shall continue in effect until terminated by written agreement between all the parties hereto.

         8. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes and cancels any and all such previous written or oral agreements between the parties hereto.

         9. Governing Law. This Agreement shall be governed by the internal laws of the state of New York.




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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                       NRE HOLDINGS, INC.


                       By____________________________
                         Name:
                         Title:




                       NATIONAL RESTAURANT ENTERPRISES,
                          INC.


                       By____________________________
                          Name:
                          Title:


                       AMERIKING COLORADO CORPORATION I


                       By____________________________
                         Name:
                         Title:




                       AMERIKING TENNESSEE CORPORATION I


                       By____________________________
                          Name:
                          Title:





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                        AMERIKING VIRGINIA CORPORATION I


                        By____________________________
                          Name:
                          Title:




                        AMERIKING CINCINNATI CORPORATION I


                        By____________________________
                           Name:
                           Title:



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